                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                               Current Report
                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                    September 17, 1998 (September 9, 1998)

                                X-ceed, Inc.
           (Exact name of registrant as specified in its charter)

                                  Delaware
                                  --------
               (State or Other Jurisdiction of Incorporation)

         0-13049                                       13-3006788
(Commission File Number)                  (I.R.S. Employer Identification No.)

                488 Madison Avenue, New York, New York 10022
                --------------------------------------------
           (Address and zip code of principal executive offices)

                                212-753-5511
                                ------------
                       (Registrant's Telephone Number)

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS


     1. On September 14, 1998, X-ceed completed the acquisition of Zabit and Associates, Inc. and affiliate. Attached hereto are the Audited Financial Statements of Zabit and Associates, Inc. and affiliate for the years ended December 31, 1995, December 31, 1996 and December 31, 1997 and unaudited statements for the eight months ended August 31, 1997 and 1998. Said financial statements include:


     (a)   Independent Auditor's Report
     (b)   Balance Sheets
     (c)   Statement of Earnings
     (d)   Statement of Stockholders' Equity
     (e)   Statement of Cash Flows
     (f)   Notes to Financial Statements.


     2. Attached hereto are unaudited pro forma condensed combined financial statements for X-ceed, Inc. and subsidiaries, Reset, Inc., Mercury Seven, Inc. and Zabit and Associates, Inc. as of May 31, 1998 and for the nine months ended May 31, 1998 and the year ended August 31, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             X-ceed, Inc.
                                             ----------------------------
                                             (Registrant)

                                             By:/s/ Werner Haase
                                                -------------------------
                                                Werner Haase, President


DATED:  November 25, 1998
        -----------------

         ZABIT & ASSOCIATES, INC. and WATER STREET DESIGN GROUP, INC.

                         COMBINED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1995, 1996, and 1997


                                BAKER & BARNETT
                         Certified Public Accountants

                                BAKER & BARNETT
                         Certified Public Accountants


To the Shareholders' of X-ceed, Inc


INDEPENDENT AUDITORS' REPORT


We have audited the accompanying combined balance sheets of Zabit &
Associates, Inc. and Water Street Design Group, Inc., as of December 31,
1996, and 1997, and the related combined statements of operations, stockholders' equity and cash flows for the three years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of Zabit & Associates, Inc. and Water Street Design Group, Inc., at December 31, 1996, and 1997 and the combined results of their operations and their cash flows for the three years ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/Baker & Barnett
Corte Madera CA
November 30, 1998


         Zabit & Associates, Inc. and Water Street Design Group, Inc.
                            Combined Balance Sheets


                                                                            December 31,       Aug. 31,
ASSETS                                                                    1996        1997       1998
                                                                          ----        ----       ----
                                                                                           (Unaudited)
Current assets:
         Cash and cash equivalents                                  $    82,850  $   29,638  $  367,637
         Accounts receivable                                          1,882,248   2,855,613   2,407,363
         Allowance for doubtful accounts                                (63,000)   (260,000)   (260,000)
         Receivable from stockholders and employees                      76,866     134,341     112,565
         Prepaid expenses and other current assets                       31,164     157,023     260,068
                                                                    -----------------------------------

         Total current assets                                         2,010,128   2,916,615   2,887,633
                                                                    -----------------------------------

Property and equipment:
         Property and equipment                                         476,988     957,633   1,432,081
         Leasehold improvements                                          55,822      72,158      88,553
                                                                    -----------------------------------
                                                                        532,810   1,029,791   1,520,634
         Less accumulated depreciation                                  280,493     423,644     599,367
                                                                    -----------------------------------

         Property and equipment, net                                    252,317     606,147     921,267
                                                                    -----------------------------------


Other assets:                                                             1,311         407           0
                                                                    -----------------------------------

                                                                     $2,263,756  $3,523,169  $3,808,900
                                                                    ===================================

LIABILITIES
Current liabilities:
         Accounts payable                                            $  672,159  $  900,130  $  766,673
         Bank line of credit                                             75,000     600,000     787,000
         Current portion of long-term debt                               77,524      60,480     160,297
         Sales tax payable                                               39,772      59,990       8,090
         Other accrued liabilities                                       91,498      15,112     349,938
                                                                    -----------------------------------

         Total current liabilities                                      955,953   1,635,712   2,071,998
                                                                    -----------------------------------

Long-term debt, less current portion                                    113,972     449,391     638,893
                                                                    -----------------------------------



STOCKHOLDERS' EQUITY
         Common Stock                                                    10,000      10,000      10,000
         Additional Paid in Capital                                       1,000       1,000       1,000
         Retained Earnings                                            1,182,831   1,427,066   1,087,009
                                                                    -----------------------------------

         Total stockholders' equity                                   1,193,831   1,438,066   1,098,009
                                                                    -----------------------------------

                                                                     $2,263,756  $3,523,169  $3,808,900
                                                                    ===================================


                            See accompanying notes

         Zabit & Associates, Inc. and Water Street Design Group, Inc.
                      Combined Statements of Operations


                                                        Years Ended December 31,             Eight months ended August 31,
                                                    1995           1996          1997            1997          1998
                                                    ----           ----          ----         -----------    -----------
                                                                                               (Unaudited)    (Unaudited)
Sales                                            $3,575,826     $5,837,198      $7,872,578     $3,664,929    $6,148,711

Cost of sales                                     1,335,774      2,112,127       2,248,216        949,180     1,434,016
                                                 ----------------------------------------------------------------------

Gross Profit                                      2,240,052      3,725,071       5,624,362      2,715,749     4,714,695

Operating expenses                                1,846,447      2,905,807       5,030,586      2,887,072     4,770,606
                                                 ----------------------------------------------------------------------

Operating income (loss)                             393,605        819,264         593,776       (171,323)      (55,911)

Other income - interest                                   0              0           4,784              0             0

Other expense - interest                             37,619         26,647          82,327         78,194        64,280
                                                 ----------------------------------------------------------------------

Income (loss) before provision for income taxes     355,986        792,617         516,233       (249,517)     (120,191)

Provision for income taxes                            7,279         23,688          13,998            800           800
                                                 ----------------------------------------------------------------------

Net income (loss)                                $  348,707     $  768,929      $  502,235     $ (250,317)   $ (120,991)
                                                 ======================================================================

Pro Forma Information:

Historical Income (loss) before provision
    for taxes                                    $  355,986     $  792,617      $  516,233     $ (249,517)   $ (120,991)
Pro forma provision for income taxes                154,142        343,203         223,529       (108,041)      (52,043)
                                                 ----------------------------------------------------------------------

Pro forma Net income (loss)                      $  201,844     $  449,414      $  292,704     $ (141,476)   $  (68,148)
                                                 ======================================================================

Pro forma Net income (loss) per share                  $.20           $.44            $.29         $(.14)         $(.07)
                                                        ===            ===             ===          =====          ====


                            See accompanying notes

         Zabit & Associates, Inc. and Water Street Design Group, Inc.
                  Combined Statement of Stockholders' Equity


                                                     Common Stock           Additional
                                             Number of          Dollar       Paid in      Retained             Total
                                              Shares            Amount       Capital      Earnings             Equity
                                              ------            ------        ------      --------             ------
Balance at December 31, 1994                 1,000,000          $10,000                  $   90,195         $  100,195
Issuance of Water Street stock                  10,000                        $1,000                             1,000
Net Income December 31, 1995                                                                348,707            348,707
                                              ------------------------------------------------------------------------
Balance at December 31, 1995                 1,010,000           10,000        1,000        438,902            449,902

Distributions                                                                               (25,000)           (25,000)
Net Income December 31, 1996                                                                768,929            768,929
                                              ------------------------------------------------------------------------
Balance at December 31, 1996                 1,010,000           10,000        1,000      1,182,831          1,193,831

Distributions                                                                              (258,000)          (258,000)
Net Income December 31, 1997                                                                502,235            502,235
                                              ------------------------------------------------------------------------
Balance at December 31, 1997                 1,010,000           10,000        1,000      1,427,066          1,438,066

Distributions (Unaudited)                                                                  (219,066)          (219,066)
Net Income August 31, 1998
(Unaudited)                                                                                (120,991)          (120,991)
                                              ------------------------------------------------------------------------

Balance at August 31, 1998                   1,010,000          $10,000       $1,000     $1,087,009         $1,098,009
                                              ========================================================================

                            See accompanying notes

          Zabit & Associates, Inc. and Water Street Design Group Inc.
                       Combined Statements of Cash Flows



                                                                                                           Eight months ended
                                                                                                               August 31,
                                                                   Years Ended December 31,                1997          1998
                                                                 1995         1996        1997          (Unaudited)   (Unaudited)
                                                                 ----         ----        ----           ---------    ---------
Cash provided by (used in) operating activities:
    Net income (loss)                                       $   348,707  $   768,929  $   502,235     $  (250,317)    $  (120,991)
                                                            ---------------------------------------------------------------------
    Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating activities:
      Provision for doubtful accounts                            55,768      133,398      272,913         106,458         177,043
      Depreciation and amortization                              88,316      118,583      144,055          80,648         176,130
      Changes in operating assets and liabilities:
        (Increase) Decrease in accounts receivable             (433,489)  (1,211,776)  (1,049,278)        478,939         271,207
        (Increase) Decrease in other current assets             (27,571)      31,994     (125,859)        (56,076)       (103,045)
        Increase (Decrease) in accounts payable                  22,726      414,726      227,971        (322,167)       (133,457)
        Increase (Decrease) in accrued liabilities               16,236       54,369      (56,168)         39,680         282,926
                                                            ---------------------------------------------------------------------
          Net cash provided by (used in) operating
            activities                                           70,693      310,223      (84,131)         77,165         549,813
                                                            ---------------------------------------------------------------------

Cash used in investing activities:
    Acquisition of fixed assets                                (105,330)    (177,310)    (496,981)       (182,128)       (490,843)
    Additions to other assets                                      (270)           0            0               0               0
                                                            ---------------------------------------------------------------------
          Net cash used in investing activities                (105,600)    (177,310)    (496,981)       (182,128)       (490,843)
                                                            ---------------------------------------------------------------------
Cash provided by (used in) financing activities:
     Loans from (to) stockholders                                 4,026      (51,088)     (57,475)        (79,003)         21,776
     Loans from (Repayments to) banks                             4,602      (36,077)     843,375         506,931         476,319
     Capital Stock investment                                     1,000            0            0               0               0
     Shareholder Distribution                                         0      (25,000)    (258,000)       (258,000)       (219,066)
                                                            ---------------------------------------------------------------------
          Net cash provided by (used in) financing
            activities                                            9,628     (112,795)     527,900         169,928         279,029
                                                            ---------------------------------------------------------------------
          Net change in cash and cash equivalents               (25,279)      20,118      (53,212)         64,965         337,999

Cash and cash equivalents:
     Beginning of year                                           88,011       62,732       82,850          82,850          29,638
                                                            ---------------------------------------------------------------------

    End of year                                             $    62,732  $    82,850  $    29,638     $   147,815     $   367,637
                                                            =====================================================================


                            See accompanying notes

            Zabit & Associates and Water Street Design Group, Inc.
                         Notes to Financial Statements
                      Three Years Ended December 31, 1997
                And Eight Months Ended August 31, 1997 and 1998
                -----------------------------------------------
 (Information with respect to the eight months ended August 31, 1997 and 1998 is unaudited)

Note 1-Business of the Company

Zabit & Associates, Inc. (Zabit) was founded in July 1993 to be a full service provider of communication strategies. Zabit specializes in areas of company culture and organization assessment, human resources, benefits, executive compensation, stock plans, mergers, initial public offerings, organizational change and corporate communication, technology and new media, public relations, publicity communication, advertising, and marketing. The revenues of Zabit are primarily derived from customers in North America.

Water Street Design Group, Inc. (Water Street) was founded in September 1995 to provide creative and design services across a wide spectrum of business applications. Substantially all of Water Street's revenues are derived from Zabit.

Note 2-Summary of Significant Accounting Policies

Principles of Combination
The combined financial statements include the accounts of Zabit & Associates, Inc., a California Corporation, and Water Street Design Group, Inc., a Nevada Corporation. Water Street is wholly owned by the stockholders of Zabit. The combined entities shall be referred herein as the "Company". All inter-company account transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Fixed Assets
Fixed assets, other than leasehold improvements, are depreciated on a straight-line basis over their estimated useful lives (3-5 years). Leasehold improvements are amortized over the lesser of their useful life or remaining term of the related lease.

Revenue Recognition
Revenue is recognized as services are rendered.

Income Taxes
Both Zabit and Water Street are S corporations reporting taxable income on a cash basis. Both Zabit and Water Street pay California State taxes at one and one half percent (1.5%) on cash basis income. Zabit also pays New York State and City taxes on cash basis income derived within those locales at 8% and 9% respectively.

Interim financial statements
The unaudited financial statements for the eight months ended August 31, 1997 and 1998 reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.



Supplemental Cash Flow Information
                                                                 December 31,                     August 31,
                                                        1995         1996         1997         1997         1998
                                                        ----         ----         ----         ----         ----
                                                                                            (Unaudited)  (Unaudited)
Cash paid during the year for:                      $36,242      $26,647      $82,327         $78,194       $64,279
Interest                                            $  0         $ 2,488      $26,995         $21,082       $(7,983)
Income Taxes (Refund)


Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company currently places its cash and equivalents with one financial institution.

Fair value of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

Note 3-Fixed Assets

Depreciation expense was $55,408, $63,876, $102,321, $147,024, and $145,379
for the years ended December 31, 1995, 1996, 1997, and the eight months ended August 31, 1997 and August 31, 1998, respectively. Amortization expense related to capital leases was $32,908, 54,707, $41,734, $28,691, and $27,751 for the
years ended December 31, 1995, 1996, 1997, and the eight months ended August 31, 1997 and August 31, 1998, respectively.


Equipment recorded under capital leases included in Property and equipment is $152,170, $195,987, $195,987, $195,987, and $195,987 for the years ended
December 31, 1995, 1996, 1997, and the eight months ended August 31, 1997 and August 31, 1998, respectively. Related accumulated amortization is $54,842, $109,549, $154,468, $138,244, and $182,219 for the years ended December 31,
1995, 1996, 1997, and the eight months ended August 31, 1997 and August 31, 1998, respectively.

Note 4-Advances to Stockholders

The Company has incurred certain liabilities on behalf of stockholders of the Company. An interest rate has been imputed on the balance which estimates a fair market value rate. As of December 31, 1997 the principal balance and related interest was $134,341.

Note 5-Notes Payable to Stockholders

In July 1993, the Company entered into notes payable agreements with two stockholders to borrow $150,000. Principal and interest are payable in 60 monthly installments through June 1998. Interest on the notes accrues at 9.5% per annum.

Future principal payments for years after 1997 are as follows:


Year Ending December 31, 1998               $18,389
Total                                       $18,389

Note 6-Borrowings on Line of Credit

The Company entered into a line of credit agreement in July 1997 with WestAmerica Bank whereas the Company may issue up to $700,000 in notes payable to the bank. The notes bear interest at prime plus 1.75% (10.25% at 12/31/97).

Note 7-Notes Payable to Bank

The Company entered into a loan agreement in September 1997 with WestAmerica Bank whereas the Company may draw up to $219,500 for the acquisition of equipment. $219,500 was drawn in September 1997. The loan bears interest at prime plus 1% (9.5% at 12/31/97). Principal and interest are payable in monthly installments of $3,658,
plus accrued interest.                                                 $211,586

The Company entered into a loan agreement in July 1997 with
WestAmerica Bank whereas the Company may draw up to $200,000 for working capital requirements. $200,000 was drawn in July 1997.
The loan bears interest at prime plus 2% (10.5% at 12/31/97).
Principal and interest are payable in monthly installments of
3,333 plus accrued interest.                                            183,333


Total                                                                $  394,919


Future principal payments for years after 1997 are as follows:
Year Ending December 31,
1998                                                                 $   83,900
1999                                                                     83,900
2000                                                                     83,900
2001                                                                     83,900
2002                                                                     59,319
                                                                      ---------
Total                                                                 $ 394,919
                                                                      =========


Note 8-Commitments

The Company leases its facilities and certain operating equipment under non-cancelable operating leases which expire through June 2014. The Company is responsible for taxes, maintenance and insurance. Rent expense incurred under all operating leases charged to operations was $179,373, $228,140, and $399,490 for the years ended December 31, 1995, 1996, and 1997, respectively and, $370,847 and $283,790 for the eight months ended August 31, 1998 and 1997, respectively.

Future minimum obligations under the facility leases at December
31, 1997 are as follows:

1998                                     $  394,968
1999                                        289,902
2000                                        149,372
2001                                        142,176
                                         ----------
Total                                    $  976,422
                                         ==========

Note 9-Capital Lease Obligations


The Company leases certain of its office equipment and computers under capital leases which expire through June 2001. Capital lease obligations as of December 31, 1997 are as follows:

1998                                              $52,558
1999                                               33,485
2000                                               22,539
2001                                                6,570
                                                  -------
Total minimum payments                            115,152
Less amount representing interest                 (18,892)
                                                  -------
Present value of minimum lease payments            96,260
Less current portion                              (41,809)
                                                  -------
Capital lease obligation, less current portion    $54,451
                                                  =======

Note 10-Stockholders' Equity


Under its Articles of Incorporation, Zabit is authorized to issue 100,000,000 shares of no par value capital stock. As of December 31, 1997, 1,000,000 shares were issued and outstanding. Each share of capital stock is entitled to one vote. The holders of capital stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors.


Under its Articles of Incorporation, Water Street is authorized to issue 1,000,000 shares of $.000001 per share par value capital stock. As of December 31, 1997, 10,000 shares were issued and outstanding. Each share of capital stock is entitled to one vote. The holders of capital stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors.




Stock Option Plan

The Company issued stock options to certain employees under a stock option plan whereby those employees may purchase an equivelent number of shares of common stock of the Company. The exercise price for options granted are at the sole discretion of the Board of Directors. All options are fully vested upon issuance and expire on September 30, 1998. The Company has reserved 26,000 shares of authorized common stock for issuance under the plan. The grant of of these options did not result in a charge to operations.

The following is a summary of stock option activity under the plan:

                                         Number of Shares         Option Price
                                         ----------------         ------------
Options granted                               20,000                 $1.00
Options exercised                                 -                     -
Options canceled                                  -                     -
Outstanding at December 31, 1996              20,000                 $1.00
                                              ----------------------------
Options granted                                6,000                 $1.00
Options exercised                                 -                     -
Options canceled                                  -                     -
Outstanding at December 31, 1997              26,000                 $1.00
                                              ----------------------------
Options granted (unaudited)                       -                     -
Options exercised (unaudited)                     -                     -
Options canceled (unaudited)                      -                     -
Outstanding at August 31, 1998 (unaudited)    26,000                 $1.00
                                              ============================


Stock Split

In May 1998, Zabit's Board of Directors authorized a two for one stock split, thereby increasing the number of shares issued and outstanding to 1,000,000. All references in the accompanying financial statements to the number of common shares and per share amounts have been retroactively restated to reflect the stock split.


Note 11- Major Customers

Sales to four customers amounted to 16%, 15%, 14%, and 13% of revenue for the year ended December 31, 1995. Sales to four customers amounted to 16%, 11%, 11%, and 11% of revenue for the year ended December 31, 1996. Sales to four customers amounted to 13%, 12%, 11%, and 10% of revenue for the year ended December 31, 1997. Sales to five customers amounted to 18%, 13%, 13%, 13%, and 11% of revenue for the eight months ended August 31, 1997. Sales to one customer amounted to
17% for the eight months ended August 31, 1998.      Note 12-Related Party
Transactions

The Company leases its main operating facilities from a partnership owned partially by a stockholder. Rent expense on this lease totaled $132,000, $137,440, $153,626, $98,877, and $104,809 in 1995, 1996, 1997, and the eight months ended August 31, 1997 and 1998, respectively.


The Company rents office equipment from a related party. Rent expense incurred from this related party totaled $7,911, $8,183, $10,221, $5,578, and $3,002 in
1995, 1996, 1997, and the eight months ended August 31 1997 and 1998, respectively.


The Company purchased office equipment from a related party. Capital equipment purchased from this related party totaled $3,847, $7,630, $94,652, $859, and

$122,049 in 1995, 1996, 1997, and the eight months ended August 31 1997 and 1998, respectively.

Note 13-Subsequent Event


On September 14, 1998 the stockholders sold their shares in both companies to a corporation resulting in Zabit & Associates and Water Street Design Group becoming wholly-owned subsidiaries of the buyer. References to the "Company" and "Stockholders" in these financial statements are based on conditions, prior to the sale of the companies.


Note 14-Pro Forma Information (Unaudited)

Pro forma tax expense
Pursuant to an acquisition of Zabit & Associates and Water Street Design Group, Inc., these entities would become taxable corporations for federal and state tax purposes. The object of the pro forma financial information is to show what the significant effects on historical information might have been had the combined entities been subject to federal and state taxes for the three years ended December 31, 1997 and the eight months ended August 31, 1997 and 1998.

Pro forma earnings per share
Earnings per share were computed by dividing earnings by the weighted average number of shares during each period presented. The weighted average number of shares is as follows:


                                                     Year         Year          Year         Eight          Eight
                                                     Ended        Ended         Ended       Months         Months
                                                      Dec.         Dec.          Dec.         Aug.           Aug.
                                                      31,          31,           31,          31,            31,
                                                     1995         1996          1997         1997           1998
                                                     --------------------------------------------------------------
Pro forma weighted average
Shares outstanding                                   1,002,500    1,010,000    1,010,000    1,010,000     1,010,000
                                                     ==============================================================

                       X-CEED, INC. AND SUBSIDIARIES AND
                      RESET, INC. AND MERCURY SEVEN, INC.
                         AND ZABIT & ASSOCIATES, INC.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS


      The following unaudited pro forma condensed combined financial statements give effect to the mergers (the "Mergers") of X-Ceed, Inc. ("X-Ceed") with Reset, Inc. ("Reset") and Mercury Seven Inc. ("Mercury Seven") and Zabit & Associates, Inc. and Water Street Design Group, Ltd. (collectively "Zabit"). The mergers were accounted for as purchase transactions. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Mergers occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

       A pro forma condensed combined balance sheet is provided as of May 31, 1998, giving effect to the Mergers as though they had been consummated on that date. The pro forma condensed combined balance sheet combines the consolidated balance sheet of X-Ceed as of May 31, 1998 with that of Reset and Mercury Seven as of June 30, 1998 and Zabit as of August 31, 1998. Pro forma condensed combined statements of operations are provided combining X-Ceed for the nine month period ended May 31, 1998 and the year ended August 31, 1997 with Reset and Mercury Seven for the nine month periods ended June 30, 1998 and the years ended September 30, 1997, and Zabit for the nine month period ended August 31, 1998 and the year ended November 30, 1997, giving effect to the Mergers as though they had occurred on September 1, 1996.

       The pro forma financial statements are based on preliminary estimates of values and transaction costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.


       The historical condensed statement of operations presented for the year ended August 31, 1997 is derived from the separate historical consolidated financial statements of X-Ceed, Reset and Mercury Seven, incorporated by reference, and Zabit, included elsewhere herein, and should be read in conjunction with the companies? separate financial statements. The historical condensed financial statements as of or for the nine months ended May 31, 1998 are derived from the historical interim consolidated financial statements of X-Ceed, Reset and Mercury Seven, incorporated by reference, and Zabit, included elsewhere herein, and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of X-Ceed's, Reset's, Mercury Seven's and Zabit's respective management's, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                       X-CEED, INC. AND SUBSIDIARIES AND
                      RESET, INC. AND MERCURY SEVEN, INC.
                         AND ZABIT & ASSOCIATES, INC.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 MAY 31, 1998
                                  (Unaudited)


                                                                                Historical
                                                      -------------------------------------------------------------------

                                                         X-Ceed,                          Mercury            Zabit &
              ASSETS                                       Inc.        Reset, Inc.       Seven Inc.       Associates Inc.
              ------                                  -----------      -----------      ------------      ---------------
   CURRENT ASSETS:
   Cash and cash equivalents                          $15,993,800      $   42,721         $  36,832        $    367,637
   Investment in marketable securities                    208,790             -                 -                   -
   Accounts receivable, net                             9,776,409         611,201           259,697           2,147,363
   Costs in excess of customer billings                 1,276,520             -                 -               169,872
   Inventories                                          1,060,210             -                 -                   -
   Prepaid expenses and other current assets              669,214          64,916            10,025              90,196
                                                      -----------      ----------         ---------        ------------
       Total current assets                            28,984,943         718,838           306,554           2,775,068

PROPERTY AND EQUIPMENT, net                             1,326,407         264,762            99,903             921,267
INTANGIBLE ASSETS, net                                        -               -                 -                   -
INVESTMENT AND ADVANCES IN SUBSIDIARY                     714,321             -                 -                   -
DUE FROM OFFICER                                        1,222,483             -                 -               112,565
DEFERRED INCOME TAXES                                     451,525          22,000               -                   -
OTHER ASSETS                                              424,650          15,158            42,334                 -
                                                      -----------      ----------         ---------        ------------
                                                      $33,124,329      $1,020,758         $ 448,791        $  3,808,900
                                                      ===========      ==========         =========        ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and other accrued expenses        $ 7,141,909      $   84,174         $  78,532        $    766,673
   Income taxes payable, current                          276,599          65,000            16,092                 -
   Note payable - bank                                        -               -                 -               787,000
   Current maturities of long-term debt                    39,200         226,247               -               160,297
   Notes payable                                              -               -                 -                   -
   Customer billings in excess of costs                 5,253,429             -                 -               217,235
   Deferred revenue                                           -               -              40,000                 -
   Other current liabilities                                  -               -                 -               140,793
   Deferred income taxes                                  131,950         242,000               -                   -
                                                      -----------      ----------         ---------        ------------
       Total current liabilities                      $12,843,087         617,421           134,624           2,071,998
                                                      -----------      ----------         ---------        ------------

LONG-TERM LIABILITIES:
   Long-term debt                                          22,100             -              96,000             638,893
   Notes payable                                              -               -                 -                   -
   Accrued lease obligation                               816,000          47,500               -                   -
                                                      -----------      ----------         ---------        ------------
       Total long-term liabilities                        838,100          47,500            96,000             638,893
                                                       ----------      ----------         ---------        ------------

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value                            89,389          51,000            15,500              10,000
   Preferred stock, $.05 par value                            -               -                 -                   -
   Additional paid-in capital                          16,185,833             -              36,885               1,000
   Unrealized gain (loss) on investments                     (232)            -                 -                   -
   Unearned compensation                                 (157,126)            -                 -                   -
   Retained earnings                                    3,380,908         414,837           165,782           1,087,009
                                                      -----------      ----------         ---------        ------------
                                                       19,498,772         465,837           218,167           1,098,009
   Treasury stock                                         (55,630)       (110,000)              -                   -
                                                      -----------      ----------         ---------        ------------
                                                       19,443,142         355,837           218,167           1,098,009
                                                      -----------      ----------         ---------        ------------

       Total stockholders' equity                     $33,124,329      $1,020,758         $ 448,791        $  3,808,900
                                                      ===========      ==========         =========        ============

                                                                               Pro Forma Adjustments
                                                 ----------------------------------------------------------------------------------
                                                                          Acquisition of         Acquisition of
                                                   Acquisition of          Mercury Seven             Zabit &             Proforma
ASSETS                                               Reset, Inc.               Inc.              Associates, Inc.       Combined
------                                           ------------------   --------------------    ----------------------  -------------
  Cash and cash equivalents                           $        -      2a(ii)  $(1,500,000)    2a(iii)  $ (5,200,000)  $   9,740,990
   Investment in marketable securities                         -                      -                         -           208,790
   Accounts receivable, net                                    -                      -                         -        12,794,670
   Costs in excess of customer billings                        -                      -                         -         1,446,392
   Inventories                                                 -                      -                         -         1,060,210
   Prepaid expenses and other current assets                   -                      -                         -           834,351
                                                      ------------            -----------              ------------   -------------
       Total current assets                                    -               (1,500,000)               (5,200,000)     26,085,403

PROPERTY AND EQUIPMENT, net                                    -                      -                         -         2,612,339
INTANGIBLE ASSETS, net                           2a(i)   5,985,313    2a(ii)    9,331,833     2a(iii)    24,014,556      39,331,702
INVESTMENT AND ADVANCES IN SUBSIDIARY                          -                      -                         -           714,321
DUE FROM OFFICER                                               -                      -       2a(iii)      (112,565)      1,222,483
DEFERRED INCOME TAXES                                          -                      -                         -           473,525
OTHER ASSETS                                                   -                      -                         -           482,142
                                                      ------------            -----------              ------------   -------------
                                                      $  5,985,313            $ 7,831,833              $ 18,701,991   $  70,921,915
                                                      ============            ===========              ============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and other accrued expenses        $        -              $       -                $        -     $   8,071,288
   Income taxes payable, current                               -                      -                         -           357,691
   Note payable - bank                                         -                      -                         -           787,000
   Current maturities of long-term debt                        -                      -                         -           425,744
   Notes payable                                               -                      -       2a(iii)     4,800,000       4,800,000
   Customer billings in excess of costs                        -                      -                         -         5,470,664
   Deferred revenue                                            -                      -                         -            40,000
   Other current liabilities                                   -                      -                         -           140,793
   Deferred income taxes                                       -                      -                         -           373,950
                                                      ------------            -----------              ------------   -------------
       Total current liabilities                               -                      -                   4,800,000      20,467,130
                                                      ------------            -----------              ------------   -------------

LONG-TERM LIABILITIES:
   Long-term debt                                              -                      -                         -           756,993
   Notes payable                                               -                      -       2a(iii)     1,930,208       1,930,208
   Accrued lease obligation                                    -                      -                         -           863,500
                                                      ------------            -----------              ------------   -------------
       Total long-term liabilities                             -                      -                   1,930,208       3,550,701
                                                      ------------            -----------              ------------   -------------

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value                  2a(i)     (38,318)   2a(ii)       (4,767)  2a(iii)          12,587         135,392
   Preferred stock, $.05 par value                             -                      -                         -               -
   Additional paid-in capital                    2a(i)   6,328,468    2a(ii)    8,002,382   2a(iii)      18,046,205      48,600,772
   Unrealized gain (loss) on investments                       -                      -                         -              (232)
   Unearned compensation                                       -                      -     2a(iii)      (5,000,000)     (5,157,126)
   Retained earnings                             2a(i)    (414,837)   2a(ii)     (165,782)  2a(iii)      (1,087,009)      3,380,908
                                                      ------------            -----------              ------------   -------------
                                                         5,875,313              7,831,833                11,971,783      46,959,714
   Treasury stock                                2a(i)     110,000                    -                         -           (55,630)
                                                      ------------            -----------              ------------   -------------
                                                         5,985,313              7,831,833                11,971,783      46,904,084
                                                      ------------            -----------              ------------   -------------

       Total stockholders' equity                     $  5,985,313            $ 7,831,833              $ 18,701,991     $70,921,915
                                                      ============            ===========              ============   =============


  See accompanying notes to pro forma condensed combined financial statements

                       X-CEED, INC. AND SUBSIDIARIES AND
                      RESET, INC. AND MERCURY SEVEN, INC.
                         AND ZABIT & ASSOCIATES, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                        NINE MONTHS ENDED MAY 31, 1998
                                  (Unaudited)



                                                                 Historical
                                             -----------------------------------------------------------
                                                                               Mercury         Zabit &
                                                X-Ceed,         Reset,          Seven         Associates,
                                                 Inc.            Inc.            Inc.            Inc.
                                             -----------     ------------     ----------      -----------
REVENUES, net                                $44,347,843     $  1,613,225     $1,505,142      $ 7,456,654
                                             -----------     ------------     ----------      -----------

COSTS AND EXPENSES:
   Operating expenses                         42,226,240        1,071,552      1,345,691        7,206,261
   Amortization of intangibles                       -                -              -                -
   Non-cash compensation                         104,875              -              -                -
                                             -----------     ------------     ----------      -----------
                                              42,331,115        1,071,552      1,345,691        7,206,261
                                             -----------     ------------     ----------      -----------

INCOME (LOSS) FROM OPERATIONS                  2,016,728          541,673        159,451          250,393

OTHER INCOME (EXPENSE)                           854,270          (15,362)           -            (73,335)
                                             -----------     ------------     ----------      -----------

INCOME (LOSS) BEFORE PROVISION
   (BENEFIT) FOR INCOME TAXES                  2,870,998          526,311        159,451          177,058

PROVISION (BENEFIT) FOR INCOME TAXES           1,582,000          227,000         50,113           70,823
                                             -----------     ------------     ----------      -----------

NET INCOME (LOSS)                            $ 1,288,998     $    299,311     $  109,338      $   106,235
                                             ===========     ============     ==========      ===========


NET INCOME (LOSS) PER COMMON SHARE:
   Basic                                           $0.18
                                                   =====
   Diluted                                         $0.16
                                                   =====


WEIGHTED AVERAGE NUMBER OF SHARES
   OF COMMON STOCK OUTSTANDING:

     Basic                                     7,279,691
                                               =========
     Diluted                                   7,865,096
                                               =========



                                                                                 Pro Forma Adjustments
                                                 ----------------------------------------------------------------------------------
                                                                        Acquisition of            Acquisition of
                                                Acquisition of           Mercury Seven                Zabit &            Proforma
                                                  Reset, Inc.                 Inc.                Associates, Inc.       Combined
                                            -------------------      ---------------------     ---------------------   ------------
REVENUES, net                                        $      -                  $       -                  $       -     $54,922,864
                                                     ----------                -----------                -----------   -----------

COSTS AND EXPENSES:
   Operating expenses                                       -                          -                          -      51,849,744
   Amortization of intangibles              2b(i)       224,449      2b(i)         349,944     2b(i)          900,546     1,474,939
   Non-cash compensation                                    -                          -       2b(i)        1,875,000     1,979,875
                                                     ----------                -----------                -----------   -----------
                                                        224,449                    349,944                  2,775,546    55,304,558
                                                     ----------                -----------                -----------   -----------

INCOME (LOSS) FROM OPERATIONS                          (224,449)                  (349,944)                (2,775,546)     (381,694)

OTHER INCOME (EXPENSE)                                      -                          -       2b(ii)        (407,336)      358,237
                                                     ----------                -----------                -----------   -----------

INCOME (LOSS) BEFORE PROVISION
   (BENEFIT) FOR INCOME TAXES                          (224,449)                  (349,944)                (3,182,882)      (23,457)

PROVISION (BENEFIT) FOR INCOME TAXES                        -                          -       2b(iii)     (1,114,801)      815,135
                                                     ----------                -----------                -----------    ----------

NET INCOME (LOSS)                                    $ (224,449)               $  (349,944)               $(2,068,081)   $ (838,592)
                                                     ==========                ===========                ===========    ==========


NET INCOME (LOSS) PER COMMON SHARE:
   Basic                                                                                                                     $(0.07)
                                                                                                                             ======
   Diluted                                                                                                                   $(0.07)
                                                                                                                             ======

WEIGHTED AVERAGE NUMBER OF SHARES
   OF COMMON STOCK OUTSTANDING:
     Basic

     Diluted                                                                                                             11,879,978
                                                                                                                         ==========
                                                                                                                         11,879,978
                                                                                                                         ==========


 See accompanying notes to pro forma condensed combined financial statements

                       X-CEED, INC. AND SUBSIDIARIES AND
                      RESET, INC. AND MERCURY SEVEN, INC.
                         AND ZABIT & ASSOCIATES, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED AUGUST 31, 1997
                                  (Unaudited)



                                                                 Historical
                                             -----------------------------------------------
                                                                       Mercury    Zabit &
                                                 X-Ceed,    Reset,      Seven    Associates,
                                                  Inc.       Inc.        Inc.       Inc.
                                             ------------ ----------  --------   -----------
REVENUES, net                                $62,885,464  $  686,259  $759,029   $ 7,186,832
                                             -----------  ----------  --------   -----------

COSTS AND EXPENSES:
   Operating expenses                        58,961,258      443,733   717,848     6,972,839
   Amortization of intangibles                       -           -         -             -
   Non-cash compensation                             -        50,000       750           -
                                             ----------   ----------  --------   -----------
                                             58,961,258      493,733   718,598     6,972,839
                                             ----------   ----------  --------   -----------

INCOME (LOSS) FROM OPERATIONS                 3,924,206      192,526    40,431       213,993

OTHER INCOME (EXPENSE)                          260,414          -         -         (71,172)
                                             ----------   ----------  --------   -----------

INCOME (LOSS) BEFORE PROVISION
   (BENEFIT) FOR INCOME TAXES                 4,184,620      192,526    40,431       142,821

PROVISION (BENEFIT) FOR INCOME TAXES          2,308,000       77,000    23,987        61,413
                                             ----------   ----------  --------   -----------

NET INCOME (LOSS)                            $1,876,620   $  115,526  $ 16,444   $    81,408
                                             ==========   ==========  ========   ===========


NET INCOME (LOSS) PER COMMON SHARE:
   Basic                                         $0.27
                                                 =====
   Diluted                                       $0.26
                                                 =====


WEIGHTED AVERAGE NUMBER OF SHARES
   OF COMMON STOCK OUTSTANDING:
     Basic                                   7,023,770
                                             =========
     Diluted                                 7,339,625
                                             =========




                                                                              Pro Forma Adjustments
                                            --------------------------------------------------------------------------------------
                                                                      Acquisition of       Acquisition of
                                                Acquisition of           Mercury                Zabit &                 Proforma
                                                  Reset, Inc.           Seven Inc.          Associates, Inc.            Combined
                                            -------------------     -------------------  ----------------------        -----------
REVENUES, net                                       $       -               $      -               $       -           $71,517,584
                                                    -----------             -----------             -----------        -----------

COSTS AND EXPENSES:
   Operating expenses                                       -                       -                       -           67,095,678
   Amortization of intangibles              2b(i)       299,266     2b(i)       416,592  2b(i)        1,200,728          1,916,586
   Non-cash compensation                                    -                       -    2b(i)        2,500,000          2,550,750
                                                    -----------             -----------             -----------        -----------
                                                        299,266                 416,592               3,700,728         71,563,014
                                                    -----------             -----------             -----------        -----------

INCOME (LOSS) FROM OPERATIONS                          (299,266)               (416,592)             (3,700,728)           (45,430)

OTHER INCOME (EXPENSE)                                      -                       -    2b(ii)        (543,115)          (353,873)
                                                    -----------             -----------             -----------        -----------

INCOME (LOSS) BEFORE PROVISION
   (BENEFIT) FOR INCOME TAXES                          (299,266)               (416,592)             (4,243,842)          (399,302)

PROVISION (BENEFIT) FOR INCOME TAXES                        -                       -    2b(iii)     (1,486,402)           983,998
                                                    -----------             -----------             -----------        -----------

NET INCOME (LOSS)                                   $  (299,266)            $  (416,592)            $(2,757,441)       $(1,383,301)
                                                    ===========             ===========             ===========        ===========


NET INCOME (LOSS) PER COMMON SHARE:
   Basic                                                                                                                    $(0.12)
                                                                                                                            ======
   Diluted                                                                                                                  $(0.12)
                                                                                                                            ======


WEIGHTED AVERAGE NUMBER OF SHARES
   OF COMMON STOCK OUTSTANDING:
     Basic                                                                                                              11,624,057
                                                                                                                        ==========
     Diluted                                                                                                            11,624,057
                                                                                                                        ==========


  See accompanying notes to pro forma condensed combined financial statements

                       X-CEED, INC. AND SUBSIDIARIES AND
                      RESET, INC. AND MERCURY SEVEN INC.
                         AND ZABIT & ASSOCIATES, INC.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS


1.     Basis of Presentation:

      The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the mergers of X-Ceed, Inc. ("X-Ceed") with Reset, Inc. ("Reset"), Mercury Seven Inc. ("Mercury Seven") and Zabit & Associate, Inc. ("Zabit"). The mergers were accounted for as purchase transactions. In accordance with Commission reporting rules, the pro forma combined statements of operations, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

       Reset, Mercury Seven and Zabit report on a calendar year basis. For purposes of combining Reset's, Mercury Seven's and Zabit's historical financial information with X-Ceed's historical financial information in the pro forma condensed financial statements, the financial information of Reset and Mercury Seven has been accumulated for the twelve month period ended September 30, 1997 and the nine month period ended June 30, 1998 and the financial information of Zabit has been accumulated for the twelve month period ended November 30, 1997 and the nine month period ended August 31, 1998.

2.     Pro Forma Adjustments:

       a.  Pro Forma Condensed Combined Balance Sheet

           (i)    Acquisition of Reset by X-Ceed

                  Reflects the estimated purchase price of $6,341,150 for the merger of Reset with and into X-Ceed. Of such estimated purchase price, $6,341,150 represents the issuance of 1,268,230 shares of X-Ceed $.01 par value Common Stock. The 1,268,230 shares issued include 18,230 shares issued to a third party as a finder?s fee. The foregoing, although not necessarily indicative of future price levels, assumes a recent average market price of X-Ceed Common Stock.

                  The preliminary allocation of the purchase price paid for the net assets of Reset based upon the estimated fair values of such net assets is as follows:


                  Estimated acquisition cost                                        $   6,341,150
                  Less: historical book value of net assets, which
                    approximate fair value, at May 31, 1998                              (355,837)
                                                                                    -------------

                  Goodwill acquired (amortized over 20 years)                       $   5,985,313
                                                                                    =============

       a.  Pro Forma Condensed Combined Balance Sheet  (Cont'd)

           (ii)   Acquisition of Mercury Seven by X-Ceed

                  Reflects the estimated purchase price of $9,550,000 for the merger of Mercury Seven with and into X-Ceed. Of such estimated purchase price, $8,050,000 represents the issuance of 1,073,333 shares of X-Ceed $.01 par value Common Stock with the balance of $1,500,000 paid in cash. The foregoing, although not necessarily indicative of future price levels, assumes a recent average market price of X-Ceed common stock.

                  The preliminary allocation of the purchase price paid for the net assets of Reset based upon the estimated fair values of such net assets is as follows:

                  Estimated acquisition cost                                        $   9,550,000
                  Less: historical book value of net assets, which
                    approximate fair value, at May 31, 1998                              (218,167)
                                                                                    -------------
                  Intangible assets acquired                                        $   9,331,833
                                                                                    =============

                  Allocation of intangible assets acquired:

                  Trademarks (amortized over 20 years)                              $   1,000,000
                  Goodwill (amortized over 20 years)                                    8,331,833
                                                                                    -------------
                                                                                    $   9,331,833
                                                                                    =============


           (iii)  Acquisition of Zabit by X-Ceed


                  Reflects the estimated purchase price of $30,000,000 for the merger of Zabit with and into X-Ceed. Of such estimated purchase price, $18,069,792 represents the issuance of 2,258,724 shares of X-Ceed $.01 par value common stock with the balance of $11,930,208 paid in cash ($5,000,000) and the issuance of notes ($6,730,208) to shareholders of Zabit. $5,000,000 of the common stock consideration was issued to Zabit shareholders/employees in connection with future services to be provided. The foregoing, although not necessarily indicative of future price levels, assumes a recent average market price of X-Ceed common stock.

                  The preliminary allocation of the purchase price paid for the net assets of Zabit based upon the estimated fair values of such net assets is as follows:


                  Estimated acquisition cost                                         $   30,000,000
                  Less: historical book value of net assets, which
                    approximate fair value, at May 31, 1998                                (985,444)
                                                                                     --------------
                  Intangibles acquired                                               $   29,014,556
                                                                                     ==============

                  Allocation of intangible assets acquired:

                  Trademark (amortized over 20 years)                                $    3,200,000
                  Unearned compensation (amortized over 2 years)                          5,000,000
                  Goodwill (amortized over 20 years)                                     20,814,556
                                                                                     --------------
                  Intangibles acquired                                               $   29,014,556
                                                                                     ==============

       b.  Pro Forma Condensed Combined Statements of Operations

           (i)    Depreciation and Amortization

                  Reflects adjustment to depreciation and amortization based on the preliminary purchase accounting allocations related to intangible assets acquired in connection with the acquisitions of Reset and Mercury Seven, as more fully described in Note 2a.

           (ii)   Interest Expense

                  Reflects adjustment to interest expense on notes payable issued to shareholders of Zabit.

           (iii)  Income Taxes

                  Reflects recognition of income tax effect of pro forma adjustments related to acquisition of Zabit.

           (iv)   Earnings Per Common Share

                  Pro forma weighted average number of common shares outstanding for the nine months ended May 31, 1998 and the year ended August 31, 1997 are based upon X-Ceed's, Reset's, Mercury Seven's and Zabit's historical weighted average shares, after adjustment for the estimated conversion of Reset, Mercury Seven and Zabit shares to shares of X-Ceed common stock.